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                                  EXHIBIT 11.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants


Board of Directors
AUL American Series Fund, Inc.
Indianapolis, Indiana



We consent to the inclusion in Post Effective Amendment No. 11 to the Registration Statement of AUL American Series Fund, Inc. (the "Fund") on Form N-1A (File No. 33-30156) of our report dated February 2, 1998, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants".


                                             /s/  Coopers & Lybrand L.L.P.

Indianapolis, Indiana

April 24, 1998